As filed with the Securities and Exchange Commission on October 26, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELESTICA INC.

(Exact name of Registrant as specified in its charter)

ONTARIO, CANADA (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

844 Don Mills Road
Toronto, Ontario MC3 1V7
Canada

416-448-5800
(Address and telephone number of Registrant’s principal executive offices)

Arnold & Porter Kaye Scholer LLP
Attention:  Managing Attorney
250 West 55th Street, New York, New York 10019-9710
(212) 836-8000
(Name, address, and telephone number, of agent for service)

Copies to:

Joel I. Greenberg, Esq. Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, N.Y. 10019-9710 (212) 836-8000	John Tuzyk, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered		Proposed maximum aggregate price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Subordinate voting shares	—		—		—		—
Preference shares	—		—		—		—
Debt securities	—		—		—		—
Warrants	—		—		—		—
Total		(1)(2)		(1)(2)		(1)(2)		(2)(3)

(1)          We are registering an indeterminate number or aggregate principal amount of the securities of each listed class as may be offered from time to time at indeterminate prices.

(2)          Omitted pursuant to Form F-3 General Instruction II.F.

(3)          Pursuant to Rule 415(a)(6) of the U.S. Securities Act of 1933, as amended (referred to in this Registration Statement as the Securities Act), this Registration Statement includes and carries forward $2,859,744,308 of unsold subordinate voting shares, preference shares, debt securities and warrants to purchase subordinate voting shares, preference shares, debt securities or other securities that were previously registered by the Registrant pursuant to its registration statement on Form F-3 (File No. 333-199616) filed on October 27, 2014 (referred to in this Registration Statement as the Prior Registration Statement); filing fees of $679,671.60 have already been paid with respect to such unsold securities.  In reliance on and in accordance with Rule 456(b) and 457(r) of the Securities Act, the Registrant is deferring payment of all registration fees, except that in accordance with Rule 415(a)(6) of the Securities Act, the $679,671.60 in unutilized filing fees described above will continue to be applied to such unsold securities and are being carried forward to this Registration Statement. The Registrant will pay any further required registration fees subsequently in advance or on a pay-as-you-go basis.

The Registrant is filing this Registration Statement to replace the Prior Registration Statement, which is expiring pursuant to Rule 415(a)(5) of the Securities Act.  This Registration Statement includes and carries forward $2,859,744,308 of unsold securities previously registered by the Registrant under the Prior Registration Statement.  In accordance with Rule 415(a)(6) of the Securities Act, $679,671.60 of filing fees previously paid in connection with these unsold securities will continue to be applied to such unsold securities, and the effectiveness of this Registration Statement will be deemed to terminate the Prior Registration Statement.

PROSPECTUS

Celestica Inc.

Subordinate Voting Shares
Preference Shares
Debt Securities
Warrants

We may offer and sell from time to time, in one or more offerings: subordinate voting shares, preference shares, debt securities and/or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities. In this prospectus, we refer to all of the foregoing securities collectively as securities.  This prospectus may also be used by our shareholders to offer our subordinate voting shares.

This prospectus describes some of the general terms that may apply to the securities. Each time we (or any selling shareholder) offer to sell any securities, we will provide specific terms of such securities and the offering in a supplement to this prospectus.  We may not use this prospectus to sell securities unless we also give prospective investors a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Investing in our securities involves risk. See the “Risk Factors” section on page 3 of this prospectus, in any applicable prospectus supplement, and in any documents we incorporate by reference in this prospectus or any applicable prospectus supplement(s) before investing in our securities.

We (or any selling shareholder) may offer the securities for sale in a number of different ways, including directly to purchasers, through one or more agents, or to or through underwriters or dealers, or through a combination of these methods, on a delayed or continuous basis. For additional information, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.  Any selling shareholder will be named in a supplement to this prospectus.

Our subordinate voting shares are listed on the New York Stock Exchange and the Toronto Stock Exchange and trade under the symbol “CLS.”  Our principal executive offices are located at 844 Don Mills Road, Toronto, Ontario, Canada M3C 1V7 and our telephone number is (416) 448-5800.

Neither the Securities and Exchange Commission of the United States nor any U.S. state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2017.

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise noted, “Celestica,” the “Company,” “we,” “us” and “our” refer to Celestica Inc. and its subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (referred to in this prospectus as the Commission) as a “well known seasoned issuer” using the “shelf” registration process. Under this shelf registration process, using this prospectus, we may offer and sell, from time to time, in one or more offerings, any of the securities described in this prospectus (and our shareholders may offer and sell our subordinate voting shares). This prospectus provides a general description of the securities we may offer, as well as other information you should know before investing in our securities. Each time we or selling shareholders sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering and of the securities being offered.  The prospectus supplement may also add, clarify, update or change information contained in this prospectus, and accordingly, to the extent any statement we make in that prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. No limit exists on the aggregate amount of the securities we or selling shareholders may sell pursuant to the registration statement of which this prospectus is a part.  You should read both this prospectus and applicable prospectus supplements, if any, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below, before you decide whether to invest in our securities.

You should rely only on the information we provide or incorporate by reference in this prospectus or any applicable prospectus supplement.  We have not authorized anyone to provide you with different or additional information.  You should not assume that the information contained in this prospectus or any prospectus supplement or any other document we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of such documents, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

This prospectus does not contain all of the information included in the registration statement of which it is a part. We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement, which can be obtained from the Commission as described below under the caption “Where You Can Find More Information.” You may also obtain the information we incorporate by reference into this prospectus without charge by following the instructions below under the caption “Where You Can Find More Information.”

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. We are not (and any selling shareholders are not), making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted, or where the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

In making an investment decision, you must rely on your own examination of our Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities registered hereby regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice, and you should consult your own legal, business and tax advisors for advice regarding an investment in the securities offered hereby.

Canada has no system of exchange controls.  There are no Canadian exchange restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors or affecting the remittance of dividends, interest or similar payments to non-resident holders of our securities, although there may be Canadian and other foreign tax considerations.

All dollar amounts in this prospectus are expressed in United States dollars, except where we state otherwise.  In this prospectus, unless we state otherwise, all references to “U.S.$” or “$” are to U.S. dollars.

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Our Company

We deliver innovative supply chain solutions globally to customers in the following end markets: Communications (comprised of enterprise communications and telecommunications), Advanced Technology Solutions (comprised of aerospace and defense, industrial, smart energy, healthcare, semiconductor equipment, and consumer), and Enterprise (comprised of servers and storage). Our product lifecycle offerings include a range of services to our customers including design and development, engineering services, supply chain management, new product introduction, component sourcing, electronics manufacturing, assembly and test, complex mechanical assembly, systems integration, precision machining, order fulfillment, logistics and after-market repair and return services.

The Securities

We may use this prospectus to offer: subordinate voting shares; preference shares; debt securities; and/or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities.

This prospectus may also be used by our shareholders to offer our subordinate voting shares.

Our debt securities may be guaranteed by one or more of our subsidiaries.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those described herein associated with an investment in the securities.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Net Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from our sale of any securities for general corporate purposes. We will not receive any proceeds from the sale of our subordinate voting shares by any selling shareholders.

Ratio of Earnings to Fixed Charges

This table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.   See the section captioned “Ratio of Earnings to Fixed Charges” herein for further detail.

						NINE MONTHS
						ENDED
	YEAR ENDED DECEMBER 31					SEPTEMBER 30
	2012	2013	2014	2015	2016	2017

Ratio of earnings to fixed charges (unaudited)	22x	29x	35x	16x	15x	15x

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in the section captioned “Risk Factors” in any applicable prospectus supplement, as well as those set forth in documents we incorporate by reference in this prospectus and any applicable prospectus supplement, including in our most recent Annual Report on Form 20-F, and in any updates to those Risk Factors in subsequent reports on Form 6-K we incorporate by reference in this prospectus and any applicable prospectus supplement, together with all of the other information appearing in this prospectus and any applicable prospectus supplement.  Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects.  Additional unknown risks and uncertainties, or those that we deem immaterial, may also impair our business, financial condition, results of operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus (and any prospectus supplement) and the documents we incorporate by reference in this prospectus (and in any prospectus supplement) contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (referred to in this prospectus as the Exchange Act), and forward-looking information within the meaning of applicable Canadian securities laws.  Such forward-looking statements include, without limitation, statements related to: our future growth; trends in the electronics manufacturing services (EMS) industry; our anticipated financial and/or operational results; the impact of acquisitions and program wins or losses on our financial results and working capital requirements; anticipated expenses, restructuring actions and charges, and capital expenditures, including the anticipated timing and funding thereof and other anticipated working capital requirements; the anticipated repatriation of undistributed earnings from foreign subsidiaries; the impact of tax and litigation outcomes; our cash flows, financial targets and priorities; intended investments in our business; changes in our mix of revenue by end market; our ability to diversify and grow our customer base and develop new capabilities; the effect of the pace of technological changes, customer outsourcing and program transfers, and the global economic environment on customer demand; the impact of increased competition, pricing and margin pressures, and materials constraints on our financial results; our intention to launch a new normal course issuer bid (NCIB), and if accepted, the number of subordinate voting shares we may be permitted to purchase thereunder, and the timing and manner of such purchases; the possibility of future write downs on unrecovered amounts from solar receivables or sale proceeds below the carrying amount of our solar equipment; the anticipated termination and settlement of our solar equipment leases; the impact of outstanding indebtedness under our credit facility on our liquidity, future operations and financial condition; the timing and terms of the sale of our real property in Toronto and related transactions, including the expected lease of our corporate head office (collectively, the Toronto Real Property Transactions); the costs, timing and execution of relocating our existing Toronto manufacturing operations; the potential impact of Britain’s intention to leave the European Union (Brexit) and/or the current administration in the U.S. on the economy, financial markets, currency exchange rates and our business; our expectations with respect to future pioneer incentives for limited portions of our Malaysian business; the impact of new wins, recent program transfers and acquisitions; the anticipated impact of new accounting standards on our consolidated financial statements and the timing of related transition activities; the impact of longer-term contracts; our expectations with respect to increasing fulfillment services offered to customers; and our intentions with respect to our U.K. Supplementary pension plan. Such forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “continues”, “project”, “potential”, “possible”, “contemplate”, “seek”, or similar expressions, or may employ such future or conditional verbs as “may”, “might”, “will”, “could”, “should” or “would”, or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

Forward-looking statements are provided for the purpose of assisting readers in understanding management’s current expectations and plans relating to the future. Readers are cautioned that such information may not be appropriate for other purposes. Forward-looking statements are not guarantees of future performance and are subject to risks that could cause actual results to differ materially from conclusions, forecasts or projections expressed in such forward-looking statements, including, as is described in further detail in the documents incorporated by reference herein, and in addition to risk factors relating to us or to a particular offering discussed or incorporated by reference in any applicable prospectus supplement, risks related to:

•                  our customers’ ability to compete and succeed in the marketplace with the services we provide and the products we manufacture;

•                  changes in our mix of customers and/or the types of products or services we provide;

•                  seasonality impacting the quarterly revenue of some of our businesses;

•                  price, margin pressures, and other competitive factors generally affecting, and the highly competitive nature of, the EMS industry;

•                  price and other competitive factors affecting our Communications and Enterprise end markets;

•                  managing our operations and our working capital performance during uncertain market and economic conditions;

•                  responding to changes in demand, rapidly evolving and changing technologies, and changes in our customers’ business and outsourcing strategies, including the insourcing of programs;

•                  customer concentration and the challenges of diversifying our customer base and replacing revenue from completed or lost programs or customer disengagements;

•                  customer, competitor and/or supplier consolidation;

•                  changing commodity, material and component costs, as well as labor costs and conditions;

•                  disruptions to our operations, or those of our customers, component suppliers and/or logistics partners, including as a result of global or local events outside our control, including natural disasters, extreme weather conditions, political instability, labor or social unrest, criminal activity, Brexit and/or significant developments stemming from the current administration in the U.S., and other risks present in the jurisdictions in which we operate;

•                  retaining or expanding our business due to execution issues relating to the ramping of new or existing programs or new offerings;

•                  the incurrence of future impairment charges or other write-downs of assets;

•                  recruiting or retaining skilled talent;

•                  transitions associated with our Global Business Services initiative, our Organizational Design initiative, and/or other changes to our operating model;

•                  current or future litigation;

•                  governmental actions and/or changes in legislation;

•                  the timing and extent of recoveries from the sale of manufacturing equipment relating to our exit from the solar panel manufacturing business, and our ability to recover accounts receivable outstanding from a former solar supplier;

•                  delays in the delivery and availability of components, services and materials, including from suppliers upon which we are dependent for certain components;

•                  non-performance by counterparties;

•                  our financial exposure to foreign currency volatility, including fluctuations that may result from Brexit and/or the current administration in the U.S.;

•                  our dependence on industries affected by rapid technological change;

•                  the variability of revenue and operating results;

•                  managing our global operations and supply chain;

•                  increasing income and other taxes, tax audits, and challenges of defending our tax positions, and obtaining, renewing or meeting the conditions of tax incentives and credits;

•                  completing restructuring actions, including achieving the anticipated benefits therefrom, and integrating any acquisitions;

•                  defects or deficiencies in our products, services or designs;

•                  computer viruses, malware, hacking attempts or outages that may disrupt our operations;

•                  any failure to adequately protect our intellectual property or the intellectual property of others;

•                  compliance with applicable laws, regulations and social responsibility initiatives;

•                  any U.S. government shutdown and/or debt ceiling impasse;

•                  our having sufficient financial resources and working capital to fund currently anticipated financial obligations and to pursue desirable business opportunities;

•                  the potential that conditions to closing the Toronto Real Property Transactions may not be satisfied on a timely basis or at all; and

•                  the costs, timing and/or execution of relocating our Toronto manufacturing operations proving to be other than anticipated.

Our forward-looking statements are based on various assumptions, many of which involve factors that are beyond our control. Our material assumptions include those related to:

•                  production schedules from our customers, which generally range from 30 days to 90 days and can fluctuate significantly in terms of volume and mix of products or services;

•                  the timing and execution of, and investments associated with, ramping new business;

•                  the success in the marketplace of our customers’ products;

•                  the pace of change in our traditional end markets and our ability to retain programs and customers;

•                  the stability of general economic and market conditions, currency exchange rates and interest rates;

•                  our pricing, the competitive environment and contract terms and conditions;

•                  supplier performance, pricing and terms;

•                  compliance by third parties with their contractual obligations, the accuracy of their representations and warranties, and the performance of their covenants;

•                  components, materials, services, plant and capital equipment, labor, energy and transportation costs and availability;

•                  operational and financial matters, including the extent, timing and costs of replacing revenue from completed or lost programs or customer disengagements;

•                  technological developments;

•                  the timing and extent of recoveries from the sale of manufacturing equipment related to our exit from the solar panel manufacturing business and our ability to recover accounts receivable outstanding from a former solar supplier;

•                  the timing, execution and effect of restructuring actions;

•                  our having sufficient financial resources and working capital to fund currently anticipated financial obligations and to pursue desirable business opportunities;

•                  our ability to diversify our customer base and develop new capabilities;

•                  the availability of cash for repurchases of outstanding subordinate voting shares under an NCIB; and

•                  compliance with applicable laws and regulations pertaining to NCIBs.

Our assumptions and estimates are based on management’s current views with respect to current plans and events, and are and will be subject to the risks and uncertainties discussed above. While management believes these assumptions to be reasonable under current circumstances, they may prove to be inaccurate.

Forward-looking statements speak only as of the date on which they are made, and except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, and any applicable prospectus supplements, and the documents we incorporate by reference herein and therein, with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PRESENTATION OF FINANCIAL INFORMATION

Our consolidated financial statements are presented in U.S. dollars.  Our consolidated financial statements are presented in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

OUR COMPANY

We were incorporated in Ontario, Canada on September 27, 1996. Our legal and commercial name is Celestica Inc. We are a corporation domiciled in the Province of Ontario, Canada and operate under the Business Corporations Act (Ontario). Our principal executive offices are located at 844 Don Mills Road, Toronto, Ontario, Canada M3C 1V7 and our telephone number is (416) 448-5800. Our website is www.celestica.com. Information on our website is not incorporated by reference in this prospectus.

What Celestica does:

We deliver innovative supply chain solutions globally to customers in the following end markets: Communications (comprised of enterprise communications and telecommunications), Advanced Technology Solutions, or ATS (comprised of aerospace and defense, industrial, smart energy, healthcare, semiconductor equipment and consumer), and Enterprise (comprised of servers and storage). We believe our services and solutions create value for our customers by accelerating their time-to-market, and by providing higher quality, lower cost and reduced cycle times in our customers’ supply chains, resulting in lower total cost of ownership, greater flexibility, higher return on invested capital and improved competitive advantage for our customers in their respective markets.

Our global headquarters is located in Toronto, Canada. We operate a network of sites in various geographies with specialized end-to-end supply chain capabilities tailored to meet specific market and customer product lifecycle requirements. To drive speed, quality and flexibility for our customers, we execute our business in centers of excellence strategically located in North America, Europe and Asia.

We offer a range of services to our customers, including design and development (such as our Joint Design and Manufacturing offering, which consists of developing design solutions in collaboration with customers, as well as managing aspects of the supply chain and manufacturing), engineering services, supply chain management, new product introduction, component sourcing, electronics manufacturing, assembly and test, complex mechanical assembly, systems integration, precision machining, order fulfillment, logistics and after-market repair and return services.

The products and services we provide serve a wide variety of applications, including: servers; networking and telecommunications equipment; storage systems; optical equipment; aerospace and defense electronics; healthcare products and applications; semiconductor equipment; and a range of industrial and alternative energy products.

To increase the value we deliver to our customers, we continue to make investments in people, value-added service offerings, new capabilities, capacity, technology, IT systems, software and tools. We continuously work to improve our productivity, quality, delivery performance and flexibility in our efforts to be recognized as one of the leading companies in the EMS industry.

RATIO OF EARNINGS TO FIXED CHARGES

This table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.  Because we have had no outstanding preference shares during the periods we present in this prospectus, we do not present a ratio of earnings to combined fixed charges and preference dividends.

	YEAR ENDED DECEMBER 31					NINE MONTHS ENDED SEPTEMBER 30
	2012	2013	2014	2015	2016	2017

Ratio of earnings to fixed charges (unaudited) (1)	22x	29x	35x	16x	15x	15x

(1)                     For purposes of calculating the ratio of earnings to fixed charges, (i) “earnings” means (as determined under IFRS): the sum of: (a) pre-tax income from continuing operations; and (b) fixed charges; and (ii) “fixed charges” means the sum of: (A) interest expensed and (B) an estimate of the interest included in rental expense.  The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges.  These computations are for Celestica and its consolidated subsidiaries.

INFORMATION ABOUT THE OFFERING

We may use this prospectus to offer, from time to time, in one or more series or issuances:

•                  subordinate voting shares;

•                  preference shares;

•                  debt securities (consisting of senior or subordinated, and/or secured or unsecured, debentures, notes or other evidences of indebtedness); and/or

•                  warrants to purchase subordinate voting shares, preference shares, debt securities or other securities.

In addition, our shareholders may use this prospectus to offer subordinate voting shares.

We will set forth in an applicable prospectus supplement a description of the specific types of securities that may be offered under this prospectus.  The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer.  The prospectus supplement may also add, update or change information contained in this prospectus, and/or describe certain risks in addition to those referred to herein associated with an investment in the specific securities offered. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

These securities may be offered directly to one or more purchasers, through agents, or to or through underwriters or dealers.  The names of these parties, any securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be detailed in a prospectus supplement.  Please also refer to “Plan of Distribution” below.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness (other than intra-company indebtedness), determined in accordance with IFRS, as of September 30, 2017.  You should read this table in conjunction with our audited consolidated financial statements and the related notes thereto for the year ended December 31, 2016 included in our Annual Report on Form 20-F for the year ended December 31, 2016, and our unaudited interim condensed consolidated financial statements for the three and nine-month periods ended September 30, 2017 included in our Report on Form 6-K furnished to the Commission on October 26, 2017 (“Interim Q3 2017 Financials”), each of which we incorporate by reference in this prospectus, as described in “Incorporation of Certain Information by Reference” below.

As at September 30, 2017
(in millions)
Cash and cash equivalents	$527.0

Debt
Finance Lease Obligations*	$19.2
Obligations under Credit Facility* (1)	193.8
Total long-term debt	$213.0

Shareholders’ equity
Capital stock (2)	$2,078.5
Treasury Stock	(10.6)
Contributed Surplus	851.4
Deficit	(1,558.4)
Accumulated other comprehensive loss	(3.4)
Total Shareholder’s Equity	$1,357.5

Total Capitalization	$1,570.5

* secured by certain assets of the Company

(1)         Represents remaining amounts outstanding as of September 30, 2017 under the term loan portion of our credit facility (as of such date, there were no amounts outstanding under the revolving portion of our credit facility). The facility is scheduled to mature in May 2020. In addition, at September 30, 2017, we had $32.3 million outstanding in letters of credit, including $23.4 million that were issued under this facility.

(2)         Our authorized capital consists of an unlimited number of preference shares, issuable in series, without nominal or par value, an unlimited number of subordinate voting shares, without nominal or par value, and an unlimited number of multiple voting shares, without nominal or par value. At September 30, 2017, no preference shares, 125.1 million subordinate voting shares and 18.6 million multiple voting shares were issued and outstanding (all of which are fully paid). As of such date, we also had 0.4 million outstanding stock options, 3.4 million outstanding restricted share units, 5.2 million outstanding performance share units (assuming a maximum payout), and 1.4 million outstanding deferred share units, each vested option or unit entitling the holder thereof to receive one subordinate voting share (or in certain cases, cash) pursuant to the terms thereof (subject to certain time or performance-based vesting conditions).

The following table sets forth information with respect to stock options outstanding as at September 30, 2017 (all of which were granted under our Long Term Incentive Plan).

Outstanding Options

Beneficial Holders	Number of Subordinate Voting Shares Under Option	Exercise Price*		Date/Year of Issuance	Date of Expiry
Executive Officers	22,742	C$	8.26	January 31, 2012	January 31, 2022
	47,762	C$	8.29	January 28, 2013	January 28, 2023
	298,954	C$	17.52	August 1, 2015	August 1, 2025
All other Celestica Employees	27,500		$6.51	February 5, 2008	February 5, 2018
	3,000	C$	6.66	March 5, 2008	March 5, 2018

*   References to “C$” are to Canadian dollars.

Except as set forth in the notes to our Interim Q3 2017 Financials (incorporated by reference herein as described below), there have been no subsequent events between September 30, 2017 and the date of this document that would have a material impact on our authorized or issued share capital or the total debt reported above.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities under this prospectus.  Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, including, without limitation, working capital, the repayment of existing debt, and/or financing capital investments or acquisitions. We may temporarily invest funds that we do not need immediately for these purposes in short-term marketable securities.  We will not receive any proceeds from the sale of subordinate voting shares by any selling shareholders.

MARKET INFORMATION

Our subordinate voting shares are listed on the New York Stock Exchange and the Toronto Stock Exchange.  The following tables set forth certain trading information for the subordinate voting shares in the United States and Canada for the periods indicated, as reported by Bloomberg LP.  In the following tables, subordinate voting shares are referred to as “SVS.”  References to “C$” below are to Canadian dollars. The annual high and low prices of the SVS for the five most recent full financial years and the high and low prices of the SVS for each quarterly period during the two most recent full financial years can be found in Item 9A of the Company’s Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated herein by reference.

The following are the high and low market prices for the SVS for each full fiscal quarter during fiscal 2017:

	United States Composite Trading
	High	Low	Volume
	(Price per SVS)
First Quarter 2017	$14.58	$11.77	25,350,000
Second Quarter 2017	14.59	13.54	23,120,000
Third Quarter 2017	13.85	11.31	23,940,000

	Canadian Composite Trading
	High		Low		Volume
	(Price per SVS)
First Quarter 2017	C$	19.51	C$	15.79	28,580,000
Second Quarter 2017	19.78		17.62		27,120,000
Third Quarter 2017	17.66		14.14		30,110,000

The following are the high and low market prices for the SVS for each of the most recent six months:

	United States Composite Trading
	High	Low	Volume
	(Price per SVS)
April 2017	$14.59	$14.20	8,800,000
May 2017	14.23	13.58	7,790,000
June 2017	14.07	13.54	6,530,000
July 2017	13.85	11.89	8,490,000
August 2017	11.93	11.31	7,830,000
September 2017	12.51	11.46	7,620,000

	Canadian Composite Trading
	High		Low		Volume
	(Price per SVS)
April 2017	C$	19.78	C$	18.94	8,730,000
May 2017	19.40		18.51		9,870,000
June 2017	18.96		17.62		8,520,000
July 2017	17.66		14.82		10,040,000
August 2017	14.97		14.21		10,020,000
September 2017	15.44		14.14		10,050,000

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities described in this prospectus from time to time in one or more of the following ways:

•                  Through one or more underwriters on a firm commitment or best efforts basis;

•                  Through a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•                  Through purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

•                  Through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                  Through sales “at the market” or to or through a market maker or into an existing trading market;

•                  Through direct sales to one or more purchasers, including our affiliates, or to a single purchaser;

•                  Through agents;

•                  Through an exchange distribution in accordance with the rules of the applicable exchange;

•                  Through options, swaps, derivatives, or hedging transactions, whether through an options exchange or otherwise;

•                  Through privately negotiated transactions;

•                  Through making short sales or in transactions to cover short sales;

•                  Through transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  Through put or call option transactions;

•                  Through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of any offering pursuant to this prospectus and any applicable prospectus supplement hereto, that provide for periodic sales of our securities on the basis of parameters described in such trading plans;

•                  Through other types of transactions permitted by applicable law; and

•                  Through any combination of the above-listed methods of sale.

The prospectus supplement with respect to any offered securities will describe the terms of the offering, including the following:

•                  the method of distribution, including the name or names of any underwriters or agents;

•                  any public offering price;

•                  the net proceeds to us from such sale;

•                  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                  any over-allotment options under which underwriters may purchase additional securities from us or selling shareholders;

•                  any discounts or concessions allowed or reallowed or paid to dealers;

•                  any delayed delivery arrangements; and

•                  any securities exchanges on which the securities may be listed.

We or the selling shareholders may distribute the securities from time to time in one or more of the following ways:

•                  at a fixed public offering price or prices, which may be changed;

•                  at prevailing market prices at the time of sale or prices relating to prevailing market prices at the time of sale;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.  Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.  Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities if any are purchased.  We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement, or if applicable, the pricing supplement.  If we grant any over-allotment options, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

Until the distribution of the securities is completed, rules of the Commission may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals.  The dealers may then resell such securities to the public or other dealers at fixed or varying prices to be determined by such dealers at the time of resale.  The names of the dealers and the terms of any such transaction will be set forth in the applicable prospectus supplement.

Direct Sales

Securities may also be sold directly by us.  In this case, no underwriters, dealers or agents would be involved.  Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to underwriters, dealers and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in a prospectus supplement.

Selling Shareholders

Any selling shareholder may offer subordinate voting shares using any of the methods described above, through agents, underwriters, dealers or in direct sales or delayed delivery contracts. The applicable prospectus supplement will describe the selling shareholder’s method of distribution, will name any agent, underwriter or dealer of the selling shareholder and will describe the compensation to be paid to any of these parties.  In addition to distribution as outlined above, any selling shareholders may sell their subordinate voting shares pursuant to Rule 144 under the Securities Act, if applicable and available, or any other available exemption from registration under the Securities Act.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.  Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will bear the costs relating to the securities being registered under this registration statement.

DESCRIPTION OF CAPITAL STOCK

Multiple Voting Shares and Subordinate Voting Shares

Voting Rights

The holders of subordinate voting shares and multiple voting shares are entitled to notice of and to attend all meetings of shareholders and to vote at all such meetings together as a single class, except in respect of matters where only the holders of shares of one class or series of shares are entitled to vote separately pursuant to applicable law.  At any meeting at which the holders of subordinate voting shares and the holders of multiple voting shares are entitled to vote together, the subordinate voting shares carry one vote per share and the multiple voting shares carry 25 votes per share.  Generally, all matters to be voted on by shareholders must be approved by a simple majority (or, in the case of election of directors, by a plurality, and in the case of an amalgamation or amendments to our articles, by two-thirds) of the votes cast in respect of multiple voting shares and subordinate voting shares held by persons present in person or by proxy, voting together as a single class.  The holders of multiple voting shares are entitled to one vote per share held at meetings of holders of multiple voting shares at which they are entitled to vote separately as a class. The holders of subordinate voting shares are entitled to one vote per share held at meetings of holders of subordinate voting shares at which they are entitled to vote separately as a class.

Dividends

The subordinate voting shares and the multiple voting shares are entitled to share ratably, as a single class, in any dividends declared by our board of directors, subject to any preferential rights of any outstanding preference shares in respect of the payment of dividends.  Dividends consisting of subordinate voting shares and multiple voting shares may be paid only as follows:  (i) subordinate voting shares may be paid only to holders of subordinate voting shares, and multiple voting shares may be paid only to holders of multiple voting shares; and (ii) the number of multiple voting shares declared and paid as a dividend with respect to each outstanding multiple voting share shall be equal to the number of subordinate voting shares declared and paid as a dividend with respect to each outstanding subordinate voting share.

Conversion

Each multiple voting share is convertible at any time at the option of the holder thereof into one subordinate voting share.

Multiple voting shares will be converted automatically into subordinate voting shares upon any transfer thereof, except:  (i) a transfer to Onex Corporation (“Onex”) or any affiliate of Onex, or (ii) a transfer of 100% of the outstanding multiple voting shares to a purchaser who also has offered to purchase all of the outstanding subordinate voting shares for a per share consideration identical to, and otherwise on the same terms as, that offered for the multiple voting shares and the multiple voting shares held by such purchaser thereafter shall be subject to the provisions relating to conversion as if all references to Onex were references to such purchaser.  In addition, if (i) any holder of any multiple voting shares ceases to be an affiliate of Onex, or (ii) Onex and its affiliates collectively cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the multiple voting shares held by Onex and its affiliates, such multiple voting shares shall convert automatically into subordinate voting shares on a one-for-one basis.  For these purposes, (i) “Onex” includes any successor corporation resulting from an amalgamation, merger, arrangement, sale of all or substantially all of its assets, or other business combination or reorganization involving Onex, provided that such successor corporation beneficially owns directly or indirectly all multiple voting shares beneficially owned directly or indirectly by Onex immediately prior to such transaction and is controlled by the same person or persons as controlled Onex prior to the consummation of such transaction; (ii) a corporation shall be deemed to be a subsidiary of another corporation if, but only if (a) it is controlled by that other, or that other and one or more corporations each of which is controlled by that other, or two or more corporations each of which is controlled by that other, or (b) it is a subsidiary of a corporation that is that other’s subsidiary; (iii) “affiliate” means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; and (iv) “control” means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors.  For these purposes, a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person.

In addition, if at any time the number of outstanding multiple voting shares shall represent less than 5% of the aggregate number of the outstanding multiple voting shares and subordinate voting shares, all of the outstanding multiple voting shares shall be automatically converted at such time into subordinate voting shares on a one-for-one basis.

Onex, which beneficially owns, controls or directs, directly or indirectly, all of our outstanding multiple voting shares, has entered into an agreement with Computershare Trust Company of Canada (as successor to the Montreal Trust Company of Canada), as trustee for the benefit of the holders of the subordinate voting shares, for the purpose of ensuring that the holders of subordinate voting shares will not be deprived of any rights under applicable take-over bid legislation to which they would be otherwise entitled in the event of a take-over bid (as that term is defined in applicable securities legislation) if multiple voting shares and subordinate voting shares were of a single class of shares.

Modification, Subdivision and Consolidation

Any modification to the provisions attaching to either the subordinate voting shares or the multiple voting shares requires the separate affirmative vote of two-thirds of the votes cast by the holders of subordinate voting shares and multiple voting shares, respectively, voting as separate classes.  The Company may not subdivide or consolidate the subordinate voting shares or the multiple voting shares without at the same time proportionally subdividing or consolidating the shares of the other class.

Creation of Other Voting Shares

The Company may not create any class or series of shares, or issue any shares of any class or series (other than subordinate voting shares) having the right to vote generally on all matters that may be submitted to a vote of shareholders (except matters for which applicable law requires the approval of holders of another class or series of shares voting separately as a class or series) without the separate affirmative vote of two-thirds of the votes cast by the holders of the subordinate voting shares and the multiple voting shares, respectively, voting as separate classes.

Rights on Dissolution

With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company for the purposes of winding up its affairs, holders of subordinate voting shares and multiple voting shares will share ratably as a single class in assets available for distribution to holders of subordinate voting shares and multiple voting shares after payment in full of the amounts required to be paid to holders of preference shares, if any.

Other Rights

Neither the subordinate voting shares nor the multiple voting shares will be redeemable nor will the holders of such shares have pre-emptive rights to purchase additional shares.

Preference Shares

Our board of directors may issue preference shares from time to time in one or more series, and (subject to the provisions of our Restated Articles of Incorporation) determine the designation of, and the rights, privileges, restrictions and conditions attaching to, such shares (including, without limitation, dividend rights, repurchase or redemption rights, voting rights, conversion or exchange rights, sinking fund provisions and/or other provisions). Preference shares of each series will rank as to dividends (to the extent cumulative dividends are applicable) and capital on a parity with preference shares of every other series. Preference shares of each series will rank as to dividends and capital senior to the subordinated voting shares and the multiple voting shares.

With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company for the purpose of winding up its affairs, holders of preference shares of each series will be entitled to receive from the assets of the Company in respect of each such share held a sum equal to the amount in the stated capital account for such series divided by the number of shares in such series then outstanding, together with any accrued (in the case of cumulative dividends) or declared (in the case of non-cumulative dividends) and unpaid dividends thereon, before any amount shall be paid or any assets are distributed to the holders of subordinate voting shares or multiple voting shares. Upon the receipt of such sum, the holders of preference shares shall not be entitled to share in the distribution of our remaining assets and their preference shares will be canceled.

The material terms of any preference shares that we offer through a prospectus supplement will be described in that prospectus supplement.

Additional information concerning the rights and limitations of shareholders can be found in our Restated Articles of Incorporation, attached as Exhibit 1.10 to our Annual Report on Form 20-F (Reg. No. 001-14832) filed with the Commission on March 23, 2010, which we incorporate by reference in this prospectus.

DESCRIPTION OF OTHER SECURITIES

Description of Debt Securities

The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms of any debt securities offered will be described in a prospectus supplement and/or free writing prospectus.

The Indenture

The debt securities covered by this prospectus may be issued in one or more series under an indenture dated as of a date on or prior to the issuance of the debt securities to which it relates between us and the trustee named therein, and pursuant to an applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture and any supplemental indenture or officer’s certificate related to the particular series of debt securities issued with the Commission, and you should read those documents for further information about the terms and provisions of such debt securities.  See “Where You Can Find More Information.” We refer to such indenture, as amended or supplemented from time to time, as the “Indenture.” The Indenture will be subject to, and governed by, the United States Trust Indenture Act of 1939, as amended (which we refer to as the Trust Indenture Act).

The following description sets forth certain general terms and provisions of the debt securities and the Indenture. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. This summary is also subject to, and qualified by, the description of the particular terms and provisions of the debt securities included in the applicable prospectus supplement and/or any free writing prospectus.  The applicable prospectus supplement and/or any free writing prospectus may add to, update or change the general terms described below. Accordingly, you should read the summary below, the applicable prospectus supplement, the provisions of the Indenture (including any applicable supplement thereto), and any related documents before investing in our debt securities. If there is any inconsistency between the terms presented here and those in the applicable prospectus supplement, the terms of the prospectus supplement will supersede the terms presented here.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in a prospectus supplement.

There is no requirement under the Indenture that future issues of our debt securities be issued under such Indenture, and we will be free to use other indentures or documentation containing provisions different from those included in the Indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

References to “us” or “we” in this description of debt securities means Celestica Inc., but not any of our subsidiaries.

General

The Indenture permits us to issue from time to time senior or subordinated, secured or unsecured, debentures, notes or other evidences of indebtedness, issuable in one or more series (with the same or various maturities, at par, at a premium or at a discount), which may be convertible into or exchangeable for any securities of any person (including us). The Indenture permits us to establish the terms of each series of debt securities at the time of issuance, and does not limit the aggregate amount of debt securities that we may issue thereunder. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. Those specific terms will include the following:

•                  the title of the debt securities;

•                  the price or prices at which we will issue the debt securities;

•                  any limit upon the aggregate principal amount of the debt securities;

•                  the date or dates on which we will pay the principal of the debt securities;

•                  the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•                  the place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

•                  the terms and conditions upon which we may redeem the debt securities;

•                  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof;

•                  any dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders thereof and other detailed terms and provisions of any such repurchase obligations;

•                  the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•                  whether the debt securities will be issued in bearer or fully registered form (and, if in fully registered form, whether the debt securities will be issuable as global debt securities);

•                  if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date;

•                  whether the debt securities will be “original issue discount” securities for United States federal income tax purposes;

•                  the designation of the currency or currencies in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than United States dollars;

•                  whether, under what circumstances, and the currency in which the Company will pay certain additional amounts to holders who are not Canadian persons in respect of specified tax, assessment or governmental charges and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•                  the provisions, if any, relating to any security provided for the debt securities;

•                  whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated, the terms of the subordination;

•                  whether payments on the debt securities may be made, at our or the holder’s election, in a currency other than that in which such debt securities are stated to be payable, and the manner of determining the applicable exchange rate;

•                  the terms of any guarantee of payment obligations with respect to the debt securities and any corresponding changes to the provisions of this Indenture as then in effect;

•                  if the debt securities are to be convertible into or exchangeable for any securities (including those of the Company), the terms and conditions of any such conversion or exchange;

•                  provisions for electronic issuances of debt securities or debt securities in uncertificated form;

•                  any addition to or change in the events of default or the acceleration provisions described in the Indenture with respect to the debt securities;

•                  any addition to or change in the covenants described in the Indenture with respect to the debt securities;

•                  any selling restrictions applicable to the debt securities, if any;

•                  any other terms of the debt securities which may modify or delete any provision of the Indenture as it applies to such debt securities; and

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the Indenture.

We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. In addition, we will describe in the applicable prospectus supplement material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Except as specifically described in the applicable prospectus supplement, the Indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange, any debt security of that series during a specified period before sending a notice of redemption; or

•                  register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•                  be registered in the name of a depositary that we will identify in a prospectus supplement;

•                  be deposited with the trustee as custodian for the depositary or its nominee; and

•                  bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•                  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•                  we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•                  an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the Indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•                  will not be entitled to have the debt securities registered in their names;

•                  will not be entitled to physical delivery of certificated debt securities; and

•                  will not be considered to be holders of those debt securities under the Indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the Indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the Indenture, limiting or restricting, among other things: our ability to incur either secured or unsecured debt, or both; our ability to make certain payments, dividends, redemptions or repurchases; our ability to create dividend and other payment restrictions affecting our subsidiaries; our ability to make investments; mergers and consolidations by us or our subsidiaries; sales of assets by us; our ability to enter into transactions with affiliates; our ability to incur liens; and/or sale and leaseback transactions. Any such additional or different covenants will be described in the applicable prospectus supplement.

Events of Default

Each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•                  default for 30 days in the payment of any interest when due;

•                  default in the payment of principal, or premium, if any, when due at maturity, upon acceleration, declaration or redemption or otherwise;

•                  default in the performance, or breach, of any covenant or warranty in the Indenture (or applicable board resolution or officer’s certificate) for 90 days after specified written notice;

•                  certain events of bankruptcy, insolvency or reorganization; and

•                  any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all conditions and covenants under the Indenture. The Indenture provides that the trustee may withhold notice to holders of debt securities of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists with respect to debt securities of any series (other than an event of default in the case of certain events of bankruptcy set forth in the Indenture), the trustee or the holders of a specified percentage in aggregate principal amount of such series outstanding may declare the principal amount of, and all accrued but unpaid interest, if any, on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, such amounts will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and consequences, subject to conditions specified in the Indenture.  If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of, and accrued and unpaid interest, if any, on all debt securities outstanding under the Indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Legal Proceedings and Enforcement of Right to Payment

Holders of any series of debt securities may not pursue any remedy with respect to the Indenture or such debt securities unless: (i) they have given to the trustee written notice of a continuing event of default with respect to debt securities of that series; (ii) holders of a specified percentage of the aggregate principal amount of the then-outstanding debt securities of that series make a written request to the trustee to pursue the remedy; (iii) such holders must have offered and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense, (iv) the trustee does not comply with the request within a specified number of days after receipt of the request and the offer, and if requested, the provision or security or indemnity; and (v) during such period the holders of a majority in aggregate principal amount of the then-outstanding debt securities of such series do not give the trustee a direction inconsistent with that request. However, holders of debt securities will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, thereon on the due dates expressed therein and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge of Indenture

The Indenture will cease to be of further effect with respect to any series of debt securities (except as to certain limited surviving rights), when

(a)                                 either:

(1)              all securities of such series that have been authenticated and delivered (except lost, stolen or destroyed securities that have been replaced or paid and securities for whose payment money has been deposited in trust and thereafter repaid to the Company), have been delivered to the trustee for cancellation; or

(2)              all securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee the requisite amounts to pay and discharge the entire indebtedness on such securities;

(b)                                 no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which we are, or any guarantor is, as applicable, a party or by which we are, or any guarantor is, as applicable, bound;

(c)                                  we have or any guarantor of such Notes has paid or caused to be paid all applicable sums payable under this Indenture;

(d)                                 we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be; and

(e)                                  we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture as to such series have been complied with.

Amendment, Supplement and Waiver

We and the trustee may amend and/or supplement the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, without the consent of each holder affected, an amendment or waiver (described below) may not, with respect to any debt securities held by a non-consenting holder:

•                                          reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of such debt security;

•                                          reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest, on any debt security;

•                                          waive a default or event of default in the payment of principal of or premium, if any, or interest on such debt securities, except a rescission of acceleration of such securities by the holders of at least a majority in aggregate principal amount of the then outstanding securities of the applicable series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;

•                                          make the principal of or premium, if any or interest on any debt security payable in currency other than that stated therein;

•                                          change any place of payment where the debt securities or interest thereon is payable;

•                                          adversely affect any right to convert or exchange any debt security;

•                                          make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, premium, or interest, if any, thereon and/or to institute suit for the enforcement of any such payments;

•                                          change any obligation of the Company to pay specified additional amounts;

•                                          make any change in the foregoing amendment and waiver provisions; or

•                                          reduce the percentage in principal amount of any debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the Indenture or to waive any past defaults.

Subject to the restrictions set forth above, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with any provision of the Indenture or the debt securities with respect to such series.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the Indenture and the consequences of such default.  However, a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected, or a default in the payment of the principal of, or premium, if any, or any interest on, any debt security, cannot be so waived.

Merger, Consolidation or Transfer of Assets

We will not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person or entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ properties and assets, taken as a whole (referred to as a Transfer), to any person or entity, unless:

(a)     the entity formed by such consolidation or amalgamation or into which we are merged, or to which such Transfer is made: (i) is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of Canada or any province or territory thereof, the United States, any state thereof or the District of Columbia; and (ii) expressly assumes all of our obligations under the outstanding debt securities and the Indenture, pursuant to a supplemental Indenture in form reasonably satisfactory to the trustee;

(b)     immediately after giving effect to such transaction, no default or event of default under the Indenture shall have occurred and be continuing; and

(c)     we (or the surviving entity) shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to such transaction have been complied with.

The requirements of paragraphs (a) and (b) above do not apply to (1) any merger, amalgamation or consolidation in which we are the surviving corporation or (2) any Transfer by us to a direct or indirect wholly owned subsidiary that is a guarantor or obligor of the debt securities.

Certain Covenants with respect to Canadian Taxes

If specified pursuant to the Indenture, all payments made by us under or with respect to the securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (referred to as Canadian Taxes), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided that no additional amounts will be payable:

(1)     where such taxes are required to be withheld or deducted as a result of such person or entity not dealing at arm’s length with us (within the meaning of the Income Tax Act (Canada)) at the time of the making of such payment;

(2)     where such taxes are required to be withheld or deducted as a result of such person or entity being, or not dealing at arm’s length with, a “specified shareholder” of the Company (within the meaning of the Income Tax Act (Canada));

(3)     to any person or entity by reason of their being connected with Canada (otherwise than merely by holding or ownership of any series of securities or receiving any payments or exercising any rights thereunder), including without limitation a nonresident insurer who carries on an insurance business in Canada and in a country other than Canada;

(4)     for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such security or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(5)     for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(6)     for or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person or entity in respect of any security, if such payment can be made without such withholding by at least one other paying agent the identity of which is provided to such person or entity;

(7)     for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment in respect of such security;

(8)      to any person or entity which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to (or to reasonably evidence) exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes; or

(9)     for any combination of items (1) - (8) above;

nor will additional amounts be paid with respect to any payment on a security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Defeasance and Covenant Defeasance

We may discharge all of our obligations with respect to any series of debt securities at any time, and we may also be released from our obligations under certain covenants and from certain other obligations, and elect not to comply with those covenants and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

(1)                                 We irrevocably deposit with the trustee: an amount (in the currency in which such securities are then specified as payable at maturity); specified government obligations; or a combination thereof, sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants delivered to the trustee, to pay the principal of (and premium, if any) and interest, if any, on the applicable securities at maturity (or redemption date, if applicable);

(2)                                 No default or event of default shall have occurred and be continuing on the date of such deposit;

(3)                                 Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we are a party or are bound;

(4)                                 In the case of a defeasance election by us, we shall have delivered to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of such securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(5)                                 In the case of a covenant defeasance election by us, we shall have delivered to the trustee an opinion of counsel confirming that the beneficial owners of such securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(6)                                 We have delivered to the trustee either an opinion of Canadian counsel or a ruling from the Canada Revenue Agency, in either case to the effect that the holders of such securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance not occurred (and for the purposes of such opinion of counsel, such Canadian counsel shall assume that holders include holders who are not resident in Canada);

(7)                                 We have delivered to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors with the intent of defeating, delaying or defrauding any creditors of the Company or others;

(8)                                 We are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during a specified period after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); and

(9)                                 We shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance have been complied with.

Governing Law

The Indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws.  The Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the Indenture. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Description of Warrants

We may issue warrants in one or more series to purchase subordinate voting shares, preference shares, debt securities or other securities under this prospectus. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•                  the title of such warrants;

•                  the aggregate number of such warrants;

•                  the price or prices at which such warrants will be issued;

•                  the number and type of securities purchasable upon exercise of such warrants;

•                  the price at which our securities purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•                  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•                  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•                  information with respect to book-entry procedures, if any;

•                  if applicable, a discussion of any material U.S. federal or Canadian income tax considerations; and

•                  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

MATERIAL INCOME TAX CONSEQUENCES

A summary of any material Canadian federal income tax considerations and United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement.  The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers.  Prospective purchasers of our securities are urged to consult their own tax advisors prior to any acquisition of securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus information from other documents we file with or furnish to the Commission, which means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is an important part of this prospectus.

We incorporate by reference into this prospectus the following documents we have filed with or furnished to the Commission:

•                  Our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the Commission on March 13, 2017;

•                  Exhibit 99.1 to our Report on Form 6-K furnished to the Commission on January 26, 2017, containing our Unaudited Condensed Consolidated Financial Statements for the three and twelve months ended December 31, 2016 and the accompanying notes thereto;

•                  Exhibits 99.1 and 99.2 to our Report on Form 6-K furnished to the Commission on April 20, 2017, containing, respectively, our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2017, and our Unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2017 and the accompanying notes thereto;

•                  Exhibits 99.1 and 99.2 to our Report on Form 6-K furnished to the Commission on July 26, 2017, containing, respectively, our Management’s Discussion and Analysis of Financial Condition and

Results of Operations for the three and six months ended June 30, 2017, and our Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2017 and the accompanying notes thereto;

•                  Exhibits 99.1 and 99.2 to our Report on Form 6-K furnished to the Commission on October 26, 2017, containing, respectively, our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and nine months ended September 30, 2017, and our Unaudited Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2017 and the accompanying notes thereto; and

•                  The description of our subordinate voting shares contained in our Registration Statement on Form 8-A, effective as of June 29, 1998.

We also incorporate by reference each of the following documents we file with or furnish to the Commission after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold: (i) all Annual Reports on Form 20-F we file with the Commission; and (ii) those portions of any Reports on Form 6-K we furnish to the Commission that we indicate in such reports are to be deemed incorporated by reference into this prospectus.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may obtain a copy of any information that is incorporated by reference into this prospectus, at no cost, by writing to or telephoning us at the following address:

Celestica Inc.
844 Don Mills Road
Toronto, Ontario, Canada M3C 1V7
416-448-5800

Attention:  Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, special, and other reports with the Commission. You may review a copy of our filings with the Commission, including our Annual Reports on Form 20-F, the exhibits and schedules we file with our Annual Reports on Form 20-F, our Forms 6-K, and the registration statement of which this prospectus forms a part, at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the Commission’s Public Reference Room. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. We began to file electronically with the Commission in November 2000.

You may read and copy any reports, statements or other information that we file with the Commission at the addresses indicated above and you may also access our Commission filings made on and after November 2000 electronically at the website set forth above. These Commission filings are also available to the public from commercial document retrieval services.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions under Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies the securities of which are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form

8-K. However, we file our Annual Report on Form 20-F with the Commission, which contains our audited consolidated financial statements and the related notes in accordance with IFRS as issued by the IASB. We also furnish quarterly reports on Form 6-K to the Commission which contain our unaudited interim condensed consolidated financial statements for each fiscal quarter of each fiscal year prepared in accordance with IFRS as issued by the IASB.

We also file reports, statements and other information with the Canadian Securities Administrators, or the CSA, and these can be accessed electronically at the CSA’s System for Electronic Document Analysis and Retrieval website (http://www.sedar.com).

You may access other information about Celestica on our website (http://www.celestica.com).  Information on our website is not incorporated by reference in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date.

LEGAL MATTERS

Blake, Cassels & Graydon LLP, Canadian counsel for Celestica, will be passing upon certain matters of Canadian law for us with respect to certain securities offered by this prospectus and any prospectus supplement, and Arnold & Porter Kaye Scholer LLP, U.S. counsel for Celestica, will be passing on certain matters of New York and U.S. federal securities law for us with respect to certain securities offered by this prospectus and any prospectus supplement. As of the date of this prospectus, certain attorneys with Blake, Cassels & Graydon LLP and Arnold & Porter Kaye Scholer LLP own, in the aggregate, less than one percent of our outstanding subordinate voting shares.  If any underwriters, dealers or agents named in a prospectus supplement engage their own counsel to pass upon legal matters relating to the securities, that counsel will be named in the prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada. A majority of our directors, officers and controlling persons (and certain experts named in this prospectus) are residents of (or are organized in) Canada. Also, a substantial portion of our assets and the assets of these persons are located outside of the United States. As a result, securityholders may find it difficult to effect service of process within the United States upon these persons who are not residents of the United States, or to enforce judgments in the United States obtained in courts of the United States, because a significant portion of our assets and the assets of these persons are located outside the United States. It may also be difficult for securityholders to enforce a United States judgment in Canada based on the civil liability provisions of the United States federal securities laws or the “blue sky” laws of any state within the United States or to succeed in a lawsuit in Canada based only on United States federal or state securities laws.

EXPERTS

Our consolidated financial statements as of December 31, 2015 and 2016, and for each of the years in the three-year period ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2016, have been audited by KPMG LLP, independent chartered professional accountants, as set forth in their reports thereon included therein.  Such financial statements are incorporated herein in reliance upon the reports of KPMG LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting, upon the authority of said firm as experts in auditing and accounting.

KPMG LLP is located at: Bay Adelaide Centre, 333 Bay Street, Suite 4600, Toronto, Ontario M5H 2S5, Canada.

EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement:

Commission registration fee	$	*

Printing expenses		**

Legal fees and expenses		**

Accountants’ fees and expenses		**

Transfer agent and registrar Fees		**

Trustee fees		**

Miscellaneous		**

Total	$	**

*                             $679,671.60 has been paid to the Commission and may be used to pay for securities offered pursuant to this prospectus.  The payment of any additional fees has been deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

**                      Information regarding offering expenses is not currently known, and will be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

CELESTICA INC.

SUBORDINATE VOTING SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

PROSPECTUS

October 26, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.                                                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity; provided that the individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.  Such indemnification may be made in connection with a derivative action only with court approval.  An individual is entitled to indemnification from the registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfilled the conditions set forth above. Under such Act, the registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Ontario), the by-laws of the registrant provide for indemnification of a director or officer of the registrant, a former director or officer of the registrant, or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, if he acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the registrant’s request.  Also, the by-laws provide that the registrant may advance money to a director, officer or other person for the costs, charges and expenses of a proceeding referred to above, but the person shall repay the money if the person does not fulfil the conditions set forth above.

The directors and officers of the registrant are covered by directors’ and officers’ insurance policies.

Reference is made to Item 10 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.

ITEM 9.                                                EXHIBITS

(a)                                 EXHIBITS:

The following exhibits have been filed as part of this registration statement:

EXHIBIT NUMBER	DESCRIPTION
1.1*	Form of Underwriting Agreement
4.1	Form of Subordinate Voting Share Certificate
4.2	Certificate and Restated Articles of Incorporation effective June 25, 2004 (1)
4.3	Bylaw No. 1 (1)
4.4*	Form of Preference Share Certificate
4.5*	Form of Warrant
4.6	Form of Indenture
5.1	Opinion of Blake, Cassels & Graydon LLP
5.2	Opinion of Arnold & Porter Kaye Scholer LLP

EXHIBIT NUMBER	DESCRIPTION
23.1	Consent of KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants
23.2	Consent of Blake, Cassels & Graydon LLP (contained in opinion filed as Exhibit 5.1)
23.3	Consent of Arnold & Porter Kaye Scholer LLP (contained in opinion filed as Exhibit 5.2)
24.1	Powers of Attorney (included in the signature pages hereto)
25.1**	T-1 Statement of Eligibility and Qualification of Trustee

*                             To be filed by amendment or as an exhibit to a report on Form 6-K incorporated herein by reference.

**                      To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

(1)                     Incorporated by reference to Annual Report on Form 20-F filed on March 23, 2010 (Registration No. 001-14832).

ITEM 10.                                         UNDERTAKINGS

(a)         The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act and incorporated by reference in this registration statement.

(5)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 26th day of October, 2017.

CELESTICA INC.

By:	/s/ Robert A. Mionis
Robert A. Mionis
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Robert A. Mionis, Mandeep Chawla and/or Elizabeth L. DelBianco and each of them, any of whom may act without the joinder of any other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, to sign and file on his or her behalf, individually and in any capacity, any amendments and post-effective amendments to this registration statement, with exhibits thereto, and all other documents in connection therewith, including registration statements filed in connection with this offering pursuant to Rule 462(b) under the Securities Act, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert A. Mionis	Director, President and Chief Executive Officer	October 26, 2017
Robert A. Mionis	(Principal Executive Officer)

/s/ Mandeep Chawla	Chief Financial Officer	October 26, 2017
Mandeep Chawla	(Principal Financial Officer and principal accounting officer)

/s/ William A. Etherington	Chair of the Board and Director	October 26, 2017
William A. Etherington

/s/ Daniel P. DiMaggio	Director	October 26, 2017
Daniel P. DiMaggio

/s/ Thomas S. Gross	Director	October 26, 2017
Thomas S. Gross

/s/ Laurette T. Koellner	Director	October 26, 2017
Laurette T. Koellner

/s/Carol S. Perry	Director	October 26, 2017
Carol S. Perry

/s/ Tawfiq Popatia	Director	October 26, 2017
Tawfiq Popatia

/s/ Eamon J. Ryan	Director	October 26, 2017
Eamon J. Ryan

/s/ Michael M. Wilson	Director	October 26, 2017
Michael M. Wilson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 26th day of October, 2017.

Celestica Inc. (Authorized U.S. Representative)

By:	/s/ Elizabeth L. DelBianco
Name: Elizabeth L. DelBianco
Title: Chief Legal and Administrative Officer and Corporate Secretary